Exhibit 5.1

Cira Centre
2929 Arch Street
Philadelphia, PA 19104-2808
+1 215 994 4000 Main
+1 215 994 2222 Fax
www.dechert.com

May 13, 2020

Select Medical Holdings Corporation

4714 Gettysburg Road

Mechanicsburg, Pennsylvania 17055

Re:       Form S-8 Registration Statement

Gentlemen and Ladies:

We have acted as counsel to Select Medical Holdings Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to 11,829,534 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), which may be issued by the Company pursuant to the Select Medical Holdings Corporation 2020 Equity Incentive Plan (the “Plan”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter other than as to the legality of the shares of Common Stock to be issued and sold pursuant to the Plan (the “Shares”).

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering this opinion, including the following documents:

•	the Registration Statement;

•	the Plan;

•	the Restated Certificate of Incorporation of the Company (the “Charter”);

•	the Amended and Restated Bylaws of the Company; and

•	a certificate of the Secretary of State of the State of Delaware, dated on or about the date hereof, as to the good standing of the Company.

Select Medical Holdings Corporation

May 13, 2020

As to the facts on which this opinion is based, we have relied upon certificates of public officials, certificates and written statements of officers and representatives of the Company and such matters of fact and law that we have deemed necessary for the purpose of rendering this opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us, and the legal power and authority of all persons signing on behalf of parties to all documents.

In rendering the opinion expressed below, we have assumed that at the time of the issuance of any of the Shares, there will exist under the Charter the requisite number of authorized but unissued shares of Common Stock. In addition, we have assumed that (i) option grants or stock awards under the Plan pursuant to which the Shares are issuable, and the issuance of the Shares thereunder, will have been duly authorized and issued by the Company in accordance with the terms of the Plan and any relevant agreements thereunder and in accordance with the Charter, applicable Delaware law and the authorizing resolutions, (ii) the resolutions authorizing the Company to issue the Shares in accordance with the terms and conditions of the Plan will remain in effect and unchanged at all times during which the Shares are issued by the Company, (iii) the Registration Statement, and any amendments thereto, at the time of issuance of the Shares, will continue to be effective under the Securities Act, (iv) an appropriate account statement evidencing the Shares credited to the recipient’s account maintained with the Company’s transfer agent will have been issued by the Company’s transfer agent, and (v) the issuance of the Shares will be properly recorded in the books and records of the Company.

On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that when (i) the Registration Statement has become effective under the Securities Act, and (ii) the Shares are issued and delivered against receipt by the Company of payment therefor (not less than par value) in accordance with the terms of the Plan and any relevant agreements thereunder, the Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware. We are not members of the bar of the State of Delaware, nor do we purport to be experts in the laws of the State of Delaware.

This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the date hereof.

Select Medical Holdings Corporation

May 13, 2020

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP